UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 23, 2018

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, 20th Floor New York, New York, USA 10010 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Don Savant

On March 23, 2018, IMAX Corporation (the “Company”) came to an agreement (the “Agreement”) with Don Savant regarding the terms of his continued employment as President, Worldwide Sales and Exhibitor Relations and Executive Vice President, IMAX Corporation. The Agreement replaces the prior arrangement in place between Mr. Savant and the Company.

The Agreement is made effective as of February 15, 2018, and provides for an employment term through December 31, 2018. Pursuant to the Agreement, Mr. Savant’s base salary is equal to $250,000, and he remains eligible for sales commission payments pursuant to the Company’s Sales Commission Plan, as modified by the Agreement. In view of Mr. Savant’s participation in the Sales Commission Plan, he is not eligible for an annual incentive bonus.

The Agreement also contemplates a 2018 equity award with a grant date fair market value equal to $325,000, consisting of 25% nonqualified stock options and 75% restricted stock units. The foregoing equity award was made to Mr. Savant in March 2018 and is subject to the Company’s standard vesting schedule. Mr. Savant is also entitled to medical and other welfare and fringe benefits on the same basis as generally available to other similarly situated executives of the Company.

If, prior to the end of the employment term, Mr. Savant’s employment is terminated without cause, the Company will continue to pay Mr. Savant’s salary and provide him with benefits for the lesser of (i) six months; and (ii) the remainder of the employment term, and he will continue to participate in the Sales Commission Plan during the severance period. Following the severance period, any ongoing commissions payable to Mr. Savant will be reduced by 25%, and will be paid out at 75%. However, if Mr. Savant is terminated without cause within twelve months following a change of control, Mr. Savant’s ongoing commissions will be paid out at 100%. Mr. Savant is required to mitigate his salary continuance over the severance period by seeking alternative employment.

Mr. Savant has also agreed to restrictive covenants, including confidentiality and non-solicitation covenants, substantially similar to those agreed to by other senior executives of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date: March 29, 2018	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer and Senior Executive Vice President

	By:	/s/ Carrie Lindzon-Jacobs
	Name:	Carrie Lindzon-Jacobs
	Title:	Chief Human Resources Officer and Executive Vice President